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                                  EXHIBIT 99.2

        Form of Non-Qualified Stock Option Agreement used in connection with the 1995 Stock Option Plan
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                               TGV SOFTWARE, INC.
                      NON-QUALIFIED STOCK OPTION AGREEMENT
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          This Agreement is made as of Grant Date (the "Grant Date"), between TGV Software, Inc., a Delaware corporation (the "Company") and First Name Last Name ("Optionee").

                                  WITNESSETH:

          WHEREAS, the Company has adopted the TGV Software, Inc. 1995 Stock Option Plan (the "Plan"), which Plan is incorporated in this Agreement by this reference and made a part of it (capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Plan); and

          WHEREAS, the Company regards Optionee as a valuable employee of the Company, and has determined that it would be to the advantage and in the interests of the Company and its stockholders to grant the options provided for in this Agreement to Optionee as an inducement to accept employment and/or to remain in the service of the Company or its Affiliates (as defined in the Plan) and as an incentive for increased efforts during such service;

          NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties to this Agreement hereby agree as follows:

          1. OPTION GRANT. The Company hereby grants to Optionee the right and option to purchase from the Company on the terms and conditions hereinafter set forth, all or any part of an aggregate of Shares Granted shares of the common stock of the Company (the "Stock"). This option is granted under, and pursuant to the terms of the Plan and the provisions of the Plan shall control to the extent they are inconsistent with the terms of this Agreement. This option is not intended to satisfy the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") for incentive stock options.

          2. OPTION PRICE. The purchase price of the Stock subject to this option shall be Option Price per share, which price is not less than 100% of the per share fair market value of such Stock as of the Grant Date as determined by the Board of Directors of the Company (the "Board") or a Committee (the "Committee") designated by it to administer the Plan. If the Board has not appointed a Committee, then each reference to the "Committee" shall be construed to refer to the Board. The term "Option Price" as used in this Agreement refers to the purchase price of the Stock subject to this option.

          3. OPTION PERIOD. This option shall be exercisable only during the Option Period, and during such Option Period, the exercisability of the option shall be subject to
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the limitations of Section 4 and the vesting provisions of Section 5. The Option
Period shall commence on the Grant Date and except as provided in Section 4, shall terminate ten (10) years from the Grant Date (the "Termination Date").

          4. LIMITS ON OPTION PERIOD. The Option Period may end before the Termination Date, as follows:

              (a) If Optionee ceases to be a bona fide employee of the Company or an Affiliate for any reason other than as a result of disability (within the meaning of Section 4(c)) or death, the Option Period shall terminate three (3) months after the date of such cessation of employment or on the Termination Date, whichever shall first occur, and the option shall be exercisable only to the extent exercisable under Section 5 on the date of Optionee's cessation of employment.

              (b) If Optionee dies while in the employ of the Company or any of its Affiliates, the Option Period shall end one (1) year after the date of death or on the Termination Date, whichever shall first occur, and Optionee's executor, administrator or personal representative or the person or persons to whom Optionee's rights under this option shall pass by will or by the applicable laws of descent and distribution may exercise this option only to the extent exercisable under Section 5 on the date of Optionee's death.

              (c) If Optionee's employment is terminated by reason of disability (within the meaning of Section 22(e)(3) of the Code), the Option Period shall end one (1) year after the date of Optionee's cessation of employment or on the Termination Date, whichever shall first occur, and the option shall be exercisable only to the extent exercisable under Section 5 on the date of Optionee's cessation of employment.

              (d) If Optionee is on a leave of absence from the Company or an Affiliate due to disability, or for the purpose of serving the government of the country in which the principal place of employment of Optionee is located, either in a military or civilian capacity, or for such other purpose or reason as the Committee may approve, Optionee shall not be deemed during the period of such absence, by virtue of such absence alone, to have terminated employment with the Company or an Affiliate except as the Committee may otherwise expressly provide.

         5.   VESTING OF RIGHT TO EXERCISE OPTIONS.

              (a) Subject to other limitations contained in this Agreement, the shares covered by this Option shall vest as follows:

                          AMOUNT                 VESTING DATE
                          ------                 ------------
                   Period 1 Share Vesting    Period 1 Vest Date
                   Period 2 Share Vesting    Period 2 Vest Date
                   Period 3 Share Vesting    Period 3 Vest Date
                   Period 4 Share Vesting    Period 4 Vest Date

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          No partial exercise of this Option may be for less than the lesser of
(i) 5% of the total number of shares originally covered by the Option, or (ii) the remaining shares subject to the Option. In no event shall the Company be required to issue fractional shares.

              (b) Notwithstanding the foregoing, all options granted under this Agreement shall be fully vested, nonforfeitable and become exercisable immediately prior to the specified effective date of a Change in Control. However, an outstanding option may not be accelerated under this Section 5(b) if and to the extent (i) such option is, in connection with the transaction giving rise to a Change of Control, either to be assumed by the successor or parent thereof or to be replaced with a comparable option to purchase shares of the capital stock of the successor corporation or parent thereof, or (ii) such option is to be replaced with a cash incentive program of the successor corporation that preserves the option spread existing at the time of the corporate transaction giving rise to the Change of Control and provides for subsequent payment in accordance with the same vesting schedule applicable to such option. In no event shall this Option be exercised after the Termination Date.

         6. METHOD OF EXERCISE. Optionee may exercise the option with respect to all or any part of the shares of Stock then subject to such exercise as follows:

              (a) By giving the Company written notice of such exercise, specifying the number of such shares as to which the option is exercised. Such notice shall be accompanied by an amount equal to the Option Price of such shares, in the form of any one or combination of the following: (i) cash, by Optionee's personal check, a certified check, bank draft, or postal or express money order payable to the order of the Company in lawful money of the United States; (ii) shares of Stock owned by Optionee or with shares of Stock withheld from the shares otherwise deliverable to Optionee upon exercise of the option;
(iii) by delivery on a form prescribed by the Committee of an irrevocable direction to a securities broker approved by the Committee to sell shares and deliver all or a portion of the proceeds to the Company in payment for the Stock; (iv) a promissory note of the Optionee, or (v) in any combination of the foregoing. Any Stock used to exercise options shall be valued at its fair market value on the date of the exercise of the option and shall be held for the requisite period necessary to avoid a charge to the Company's earnings for financial reporting purposes. The shares of Stock shall be valued in accordance with procedures established by the Committee. Any promissory note used to exercise this option shall be a full recourse, interest bearing obligation containing such terms as the Committee shall determine. If a promissory note is used, the Optionee agrees to execute such further documents as the Committee may deem necessary or appropriate in connection with issuing the promissory note, perfecting a security interest in the Stock purchased with the promissory note, and any related terms or conditions that the Committee may propose. Such further documents may include, not by way of limitation, a security agreement, an escrow agreement, a voting trust agreement and an assignment separate from the certificate.

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              (b)  Optionee (and Optionee's spouse, if any) shall be required, as a condition precedent to acquiring Stock through exercise of the option, to execute one or more agreements relating to obligations in connection with ownership of the Stock or restrictions on transfer of the Stock no less restrictive than the obligations and restrictions to which the other stockholders of the Company are subject at the time of such exercise.

              (c) If required by the Committee, Optionee shall give the Company satisfactory assurance in writing, signed by Optionee or his legal representative, as the case may be, that such shares are being purchased for investment and not with a view to the distribution thereof, provided that such assurance shall be deemed inapplicable to (i) any sale of such shares by such Optionee made in accordance with the terms of a registration statement covering such sale, which may hereafter be filed and become effective under the Securities Act of 1933, as amended, and with respect to which no stop order suspending the effectiveness thereof has been issued, and (ii) any other sale of such shares with respect to which in the opinion of counsel for the Company, such assurance is not required to be given in order to comply with the provisions of the Securities Act of 1933, as amended.

              (d) As soon as practicable after receipt of the notice required in Section 6(a) and satisfaction of the conditions set forth in Sections 6(b) and 6(c), the Company shall, without transfer or issue tax and without other incidental expense to Optionee, deliver to Optionee at the office of the Company, at 101 Cooper Street, Santa Cruz, CA 95060, attention of the Corporate Secretary, or such other place as may be mutually acceptable to the Company and Optionee, a certificate or certificates of such shares of Stock; provided, however, that the time of such delivery may be postponed by the Company for such period as may be required for it with reasonable diligence to comply with applicable registration requirements under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, any applicable listing requirements of any national securities exchange, and requirements under any other law or regulation applicable to the issuance or transfer of such shares.

         7. ADJUSTMENTS. If there should be any change in a class of Stock subject to this option, through merger, consolidation, reorganization, recapitalization, reincorporation, stock split, stock dividend (in excess of 2 percent) or other change in the capital structure of the Company without consideration, the Company shall make appropriate adjustments in order to preserve, but not to increase, the benefits to Optionee, including adjustments of the number and kind of shares of such Stock subject to this option and of the price per share. Any adjustment made pursuant to this Section 7 as a consequence of a change in the corporate structure of the Company shall not entitle Optionee to acquire a number of shares of such Stock of the Company or shares of stock of any successor company greater than the number of shares Optionee would receive if, prior to such change, Optionee had actually held a number of shares of such Stock equal to the number of shares subject to this option.

          8. LIMITATIONS ON TRANSFER. Except as otherwise provided in the Plan, this

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option shall, during Optionee's lifetime, be exercisable only by Optionee, and neither this option nor any right hereunder shall be transferable by Optionee by operation of law or otherwise other than by will or the laws of descent and distribution. In the event of any attempt by Optionee to alienate, assign, pledge, hypothecate, or otherwise dispose of this option or of any right hereunder, except as provided for in this Agreement, or in the event of the levy of any attachment, execution, or similar process upon the rights or interest hereby conferred, the Company at its election may terminate this option by notice to Optionee and this option shall thereupon become null and void.

          9. NO STOCKHOLDER RIGHTS. Neither Optionee nor any person entitled to exercise Optionee's rights in the event of his death shall have any of the rights of a stockholder with respect to the shares of Stock subject to this option except to the extent the certificates for such shares shall have been issued upon the exercise of this option.

         10. NO EFFECT ON TERMS OF EMPLOYMENT. SUBJECT TO THE TERMS OF ANY WRITTEN EMPLOYMENT CONTRACT TO THE CONTRARY, THE COMPANY (OR ITS AFFILIATE WHICH EMPLOYS OPTIONEE) SHALL HAVE THE RIGHT TO TERMINATE OR CHANGE THE TERMS OF EMPLOYMENT OF OPTIONEE AT ANY TIME AND FOR ANY REASON WHATSOEVER, WITH OR WITHOUT CAUSE.

         11. NOTICE. Any notice required to be given under the terms of this Agreement shall be addressed to the Company in care of its Corporate Secretary at the Office of the Company at 101 Cooper Street, Santa Cruz, CA 95060, and any notice to be given to Optionee shall be addressed to him at the address given by him beneath his signature to this Agreement, or such other address as either party to this Agreement may hereafter designate in writing to the other. Any such notice shall be deemed to have been duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, registered or certified and deposited (postage or registration or certification fee prepaid) in a post office or branch post office regularly maintained by the United States.

         12. COMMITTEE DECISIONS CONCLUSIVE. All decisions of the Committee upon any question arising under the Plan or under this Agreement shall be conclusive.

         13. SUCCESSORS. This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company. Where the context permits, "Optionee" as used in this Agreement shall include Optionee's executor, administrator or personal representative or the person or persons to whom Optionee's rights pass by will or the applicable laws of descent and distribution.

          14. APPLICABLE LAW. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of California.

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          IN WITNESS WHEREOF, the Company and Optionee have executed this
Agreement as of the day and year first above written.

                              TGV SOFTWARE, INC.,
                              A DELAWARE CORPORATION



                              By:
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                              Its:
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                              -------------------------------------------------
                              Optionee

                              Address:
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                              -------------------------------------------------

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                                  ATTACHMENT A
                                  ------------


                               CONSENT OF SPOUSE


          I, ______________________________, spouse of ________________________, have read and approved the foregoing Agreement. In consideration of granting to my spouse the right to purchase shares of TGV Software, Inc. as set forth in the Agreement, I hereby appoint my spouse as my attorney-in-fact with respect to the exercise of any rights of the Agreement insofar as I may have any rights under such community property laws of the State of California or similar laws relating to marital property in effect in the state of our residence as of the date of the signing of the foregoing Agreement.


Dated: ______________________     By: _________________________________________